Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of BlackRock ETF Trust of our reports dated June 24, 2025, relating to the financial statements and financial highlights of the funds listed in Appendix A, which appear in BlackRock ETF Trust’s Certified Shareholder Reports on Form N-CSR for the year ended April 30, 2025. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

August 26, 2025

Appendix A

BlackRock ETF Trust

iShares A.I. Innovation and Tech Active ETF

iShares Large Cap Growth Active ETF

iShares Long-Term U.S. Equity Active ETF*

iShares Technology Opportunities Active ETF

iShares International Dividend Active ETF

*Effective June 17, 2025, fund name changed to iShares U.S. Select Equity Active ETF